Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,829,549)
Unrealized Gain (Loss) on Market Value of Futures	(5,171,817)
Dividend Income	193
Interest Income	8,288
ETF Transaction Fees	2,450
Total Income (Loss)	$(7,990,435)

Expenses
General Partner Management Fees	$34,039
Professional Fees	10,344
Brokerage Commissions	1,588
Non-interested Directors' Fees and Expenses	416
Prepaid Insurance Expense	279
NYMEX License Fee	851
Total Expenses	$47,517
Net Income (Loss)	$(8,037,952)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/15	$69,160,312
Additions (550,000 Shares)	9,411,237
Net Income (Loss)	(8,037,952)

Net Asset Value End of Month	$70,533,597
Net Asset Value Per Share (4,150,000 Shares)	$17.00

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612